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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
IRI International Corporation:

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


     Our report refers to a change in 1996 to the Company's method for recognizing revenues.


                                          KPMG PEAT MARWICK LLP

Dallas, Texas

October 30, 1997